UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

9990 Princeton Road, Cincinnati, OH	45246
(Address of principal executive offices)	(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by Pierre Foods, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2007, Robert C. Naylor, Senior Vice President of Sales and Marketing of the Company, announced his retirement from the Company, effective October 31, 2007.  In connection with such retirement, the Company entered into an agreement (the “Retirement Agreement”), which became effective November 6, 2007, pursuant to which Mr. Naylor will be paid the severance payments and other benefits described in his Employment Agreement (which is filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2004), except that in lieu of one-year of coverage under the Company’s life and long-term disability insurance programs, Mr. Naylor will be paid $121,799.  The Company also agreed to transfer title and ownership of a trailer and vehicle to Mr. Naylor, which have an approximate value of $25,000.  A copy of the Retirement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

10.1                           Letter Agreement dated October 29, 2007 among Robert C. Naylor, Pierre Holding Corp., and Pierre Foods, Inc.

SIGNATURES

                              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date:	November 8, 2007	By:	/s/ Joseph W. Meyers
Joseph W. Meyers
Chief Financial Officer